UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2012

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Windsor Street, West Springfield MA	01089
(Address of Principal Executive Offices)	(Zip Code)

(413) 858-2500

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2012, Cyalume Technologies Holdings, Inc. (the “Company”), Cyalume Technologies, Inc. (“CTI”), the Company’s wholly owned subsidiary, and East Shore Ventures, LLC (“Consultant”), an entity owned by Zivi Nedivi, the Company’s President and Chief Executive Officer and a director, entered into an amendment to the Services Agreement dated April 2, 2012. Pursuant to the amendment, the fee paid to the Consultant would increase by 10% for each $35,000,000 of annual revenue growth of the Company. The first increase under this provision would occur when revenues for a fiscal year reached at least $105,000,000.

Also on September 10, 2012, the Company issued an amended stock option agreement to Consultant and issued a stock option agreement to Dale S. Baker, the Chief Operating Officer of CTI. The amended stock option agreement to Consultant (i) reduced the number of shares of the Company’s common stock the option is exercisable for to 1,036,104, (ii) eliminated certain provisions pursuant to which shares would only become exercisable if warrants issued to Granite Creek FlexCap I, L.P. and/or Patriot Capital II, LP were exercised, and (iii) reduced the exercise price per share of the Company’s common stock to $1.50.

Pursuant to Mr. Baker’s employment agreement, dated July 19, 2012 (the “Employment Agreement”), Mr. Baker’s option is exercisable for 350,000 shares of the Company’s common stock, with 20% of such options vesting each year over a period of five years. The option also provides (i) that, in the event that, prior to the date that the option is fully exercisable, (A) there is a Change of Control (as defined in the option) or (B) Mr. Baker’s engagement under the services agreement is terminated by the Company without Cause or by Mr. Baker for Good Reason (each as defined in the Employment Agreement), the option shall become fully exercisable as of the date of such Change of Control or termination, provided, however, that, if such termination of Mr. Baker’s engagement occurs within the first eighteen (18) months after the date of the agreement, then only two-fifths (2/5) of the option shall become fully exercisable as of the date of such termination; (ii) for piggyback registration rights; and (iii) that Mr. Baker will receive a cash payment equal to the Tax Payment (as defined in the option). The exercise price of the option is $1.50 per share of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

4.1	Stock Option Agreement between Cyalume Technologies Holdings, Inc. and East Shore Ventures, LLC

4.2	Stock Option Agreement between Cyalume Technologies Holdings, Inc. and Dale S. Baker

10.1	Amendment No. 1 to Services Agreement dated September 10, 2012 between Cyalume Technologies Holdings, Inc., Cyalume Technologies, Inc., and East Shore Ventures, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2012

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Stock Option Agreement between Cyalume Technologies Holdings, Inc. and East Shore Ventures, LLC

4.2	Stock Option Agreement between Cyalume Technologies Holdings, Inc. and Dale S. Baker

10.1	Amendment No. 1 to Services Agreement dated September 10, 2012 between Cyalume Technologies Holdings, Inc., Cyalume Technologies, Inc., and East Shore Ventures, LLC